                                                                   Exhibit 10.16

                      Certified Internet Service Provider
                             Cooperative Agreement
                             ---------------------


Cooperative Agreement between the City of Ashland, by and through its Department of Electric Utilities, Ashland Fiber Network Division ("AFN"), and Internet Service Provider ("ISP") named below for the certification of ISP for afnINTERNET services on AFN's telecommunications system through its fiber optic network ("the network").

-----------------------------------------------------------------------------------------------------
ISP Name: Internet Ventures Oregon, Inc.                     Telephone: 541/488-1962
          dba INFOSTRUCTURE
-----------------------------------------------------------------------------------------------------
Billing Address: 641 Siskiyon Blvd. Suite Z                  Fax: 541/488-9566
          Ashland, OR 97520                                  E-mail address: INFO@ _____.NET
-----------------------------------------------------------------------------------------------------

1.  CERTIFICATION PROGRAM.  AFN will designate ISP as a certified internet
    ---------------------
service provider on the network. A list of all certified internet service providers will be maintained by AFN and provided to the public upon request. Only certified internet service providers will be listed.

2.  COOPERATIVE ADVERTISING.  AFN will pay one-half of the cost of all eligible
    -----------------------
advertising of ISP, up to a maximum of $3,000 per year, figured at the lowest net rates charged by the advertiser to ISP. Eligible advertising is advertising that is devoted to promoting ISP's internet service, AFN and the network; that is directed to Ashland residents and businesses and that meets AFN's advertising and co-branding guidelines.

3.  AFN SERVICE LEVELS.
    ------------------
    3.1 BANDWIDTH. AFN will strive to maintain a network availability of 100% at an average bandwidth of 1Mbps upstream and 3 to 5 Mbps downstream.

    3.2 INSTALLATION. AFN will install coaxial cable from the network to the residence or business of ISP's customer and install the interior wiring within the residence or business to the location specified by the customer or the cable modem connection.

4.  CERTIFICATION REQUIREMENTS FOR ISP.  ISP agrees to comply with the following
    ----------------------------------
requirements and procedures in order to utilize the network as a certified internet service provider.

    4.1 REQUIRED MODEMS. ISP shall use only those cable modems which meet AFN's cable modem specifications for use on the network. ISP shall be responsible for supplying the cable modem necessary to connect its customer to the network. ISP may supply the device through leasing, direct sale, lease/purchase, or through third-party vendors or contractors, at ISP's discretion.

    4.2 ISP SERVICE LEVEL. ISP shall provide internet services to all Ashland residents or businesses who request service and who otherwise meet the hardware and credit or payment requirements of ISP. ISP will connect customers within ten business days from the date the customer requests service and otherwise meets the requirements of ISP for service, or when the necessary wiring of the customers' residence or business for connection to the network is installed, whichever date is later.

    4.3 RATE PUBLICATION. ISP shall publish its rates for internet connection in a manner that allows accurate comparisons for like services from different internet service providers.

1 - ISP Cooperative Agreement

ISP shall notify AFN of its rates and provide 30-day prior notice of any change in such rates.

    4.4 CO-BRANDING. All publicity and advertising by ISP for internet access utilizing the network shall indicate the integral relationship between ISP and AFN and comply with the requirements of AFN's co-branding guidelines.

    4.4 ACCEPTABLE USE POLICY. ISP shall comply with AFN's acceptable use policies. These policies apply to ISP and to any other person, organization or entity using ISP's services. The acceptable use policies are subject to change at any time by AFN acting in its sole discretion, and all such changes shall be binding upon ISP upon written notice to ISP by AFN. Copies of such policies will be furnished by AFN upon request.

5.  TERM. This agreement will be effective upon the date executed by AFN and
    ----
shall continue until July 1, 2000, unless sooner terminated as provided in this agreement. In the event written notice is not given by either party to terminate this agreement at least 30 days prior to the termination date, this agreement shall be extended for successive one year periods on the same terms and conditions except for the connection rates specified in paragraph 6. These rates may be changed by AFN, on or after July 1 of each year, upon 45 days' prior notice to ISP.

6.  PAYMENT.
    -------

    6.1 RESIDENTIAL. ISP shall pay AFN $15 per month for each residential internet account of ISP connected to the network. A residential internet account is an account limited to one dynamic IP address.

    6.2 COMMERCIAL. ISP shall pay AFN $65 per month for each commercial internet account of ISP connected to the network. A commercial internet account is an account with a maximum of eight fixed IP addresses.

    6.3 PAYMENT REPORT, DEPOSIT. All sums shall be paid monthly by the 10th of the month for all accounts connected to the network on the 20th day of the previous month. Payments received after the 10th of each month may be subject to a charge of 1-1/2% per month on the unpaid balance at the discretion of AFN. AFN may require ISP to pay a deposit in advance of the provision of any access. Any such deposit shall be held by AFN in a non-interest bearing account and used to satisfy (in whole or in part) any obligation of ISP under this agreement.

7.  RECORDS AND AUDIT REQUIREMENTS.  ISP shall maintain fiscal records on a
    ------------------------------
current, monthly basis to support its report to City as to the number and types
of customers.   AFN or its authorized representative shall have the authority to inspect, audit, and copy on reasonable notice and from time to time any records of ISP regarding its reports or services directly pertinent to this agreement, All required records must be maintained by ISP for three years.

8.  TERMINATION.  Either party may terminate this agreement for cause, provided
    -----------
written notice is given the other party specifying the cause for termination and requesting correction within 10 days for failure to pay a sum due, or within 30 days for any other cause, and such cause is not corrected within the applicable period. Cause is any material breach of the terms of this agreement, including the failure to pay any amount when due, the filing of a petition in bankruptcy by or against ISP or ISP's inability to meet obligations when due; or failure of ISP to cure any violation (other than failure to pay) of the provisions of this agreement within 30 days notice by AFN.

    8.1 AFN may deny ISP access to the network and cease to provide all or part of any services described in this agreement without notice if ISP (a) violates any provision of applicable acceptable use policies; (b) engages in any conduct or activity that AFN, in its sole discretion, reasonably believes causes a risk that AFN may be subjected to civil or criminal litigation, charges, or damages; or (c) would cause AFN to be denied access or to lose services by AFN's internet provider.

    8.2 If AFN ceases to provide or denies ISP access to the network pursuant to this paragraph, neither ISP nor any of its customers shall have any right (a) to access through AFN any materials stored on the internet, (b) to obtain any credits otherwise due to ISP, and such credits

2 - ISP Cooperative Agreement
shall be forfeited, or (c) to access third party services, merchandise or information on the internet through AFN. AFN shall have no responsibility to notify any third-party providers of services, merchandise or information of any discontinuance of any services pursuant to this paragraph, nor any responsibility for any consequences resulting from lack of such notification.

    8.3 If AFN terminates this agreement for cause, or if ISP terminates this agreement without cause, ISP shall pay AFN a termination fee equal to the lesser of (a) the remaining charges applicable through the end of the scheduled term, or (b) six months of charges.

9.  LIMITATION OF LIABILITY.  AFN SHALL NOT BE LIABLE TO ISP FOR ANY INCIDENTAL,
    -----------------------
INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND INCLUDING BUT NOT LIMITED TO ANY LOSS OF USE, LOSS OF BUSINESS, OR LOSS OF PROFIT. REMEDIES UNDER THIS AGREEMENT ARE EXCLUSIVE AND LIMITED TO THOSE EXPRESSLY DESCRIBED IN THIS AGREEMENT.

10. NO WARRANTIES.  THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT
    -------------
NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR FOR ANY INFORMATION, SERVICE OR MERCHANDISE PROVIDED THROUGH THE INTERNET, OR ANY TRANSACTIONS CONDUCTED ON THE INTERNET. ISP UNDERSTANDS AND AGREES FURTHER THAT THE INTERNET CONTAINS VIRUSES, WORMS, TROJAN HORSES AND OTHER HARMFUL COMPONENTS, UNEDITED MATERIALS SOME OF WHICH ARE SEXUALLY EXPLICIT OR MAY BE OFFENSIVE TO SOME PEOPLE. ISP AND ISP'S CUSTOMERS ACCESS SUCH COMPONENTS AND MATERIALS AT ISP'S OWN RISK. AFN HAS NO CONTROL OVER AND ACCEPTS NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR SUCH COMPONENTS OR MATERIALS.

11. UNCONTROLLABLE.  Neither party shall be deemed in violation of this
    --------------
agreement if it is prevented from performing any of the obligations under this agreement by reason of severe weather and storms; earthquakes or other natural occurrences; strikes or other labor unrest; power failures; nuclear or other civil or military emergencies; acts of legislative, judicial, executive or administrative authorities; or any other circumstances which are not within its reasonable control.

12. INDEMNIFICATION.  ISP shall hold harmless, defend and indemnify AFN, its
    ---------------
elected or appointed officials, officers, employees and agents, from all claims, damages, losses, liability and expenses arising from the negligent or other tortious acts or omissions of ISP and its officers, agents, employees and independent contractors.

13. SPECIAL PROVISIONS.
    ------------------
    13.1 AFN's acceptable use policy described in Paragraph 4.5 is attached as
Exhibit 1.

    13.2 Paragraph 6.3 is changed to reflect that all sums are to be paid by the 20th of the months instead of the 10th of the month.

    13.3 Paragraph 8.3 is changed to read after the second comma: "ISP shall pay AFN a termination fee equal to the previous month's charge."

    13.4 AFN shall hold harmless, defend and indemnify ISP, its officers, employees and agents, from all claims, damages, losses, liability and expenses arising from the negligent or other tortious acts or omissions of AFN and its officers, agents, employees and independent contractors.

By: /s/ Peter Larovich
    ---------------------------------
    Peter Larovich
Title: Director of Electric Utilities

By: /s/ Reed Olson
    ---------------------------------
    Reed Olson
Title: President, IVO, Inc.
       ------------------------------

3 - ISP Cooperative Agreement